UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 31, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-32157 (Commission File Number)	84-1318182 (IRS Employer Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 552-0866
(Company’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
     On January 31, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of ADVENTRX Pharmaceuticals, Inc. (the “Company”) approved increases to the annual base salaries (retroactively effective as of January 1, 2006) of certain of the Company’s officers after a review of performance and competitive market data. The following table sets forth the annual base salary of the officers that received an increase in their annual base salary for 2006 and 2005:

NAME AND POSITION	YEAR	BASE SALARY
Joan M. Robbins, Ph.D.
Chief Technology Officer, Executive Vice	2006	$250,000
President	2005	$230,000

Carrie E. Carlander
Chief Financial Officer, Vice President, Finance,	2006	$200,000
Secretary and Treasurer	2005	$180,000

Brian M .Culley	2006	$200,000
Vice President, Business Development	2005	$170,000
     Also on January 31, 2006, the Compensation Committee approved incentive and recognition bonus grants of ten-year non-qualified stock options to certain of the officers of the Company pursuant to the Company’s 2005 Equity Incentive Plan. The following table sets forth information regarding these grants:

		Vesting
	Number of Shares	Commencement
Name	Subject to Option(1)	Date	Exercise Price
Joan M. Robbins	100,000	January 1, 2006	$4.75
Carrie E. Carlander	80,000	January 1, 2006	$4.75
Brian M .Culley	80,000	January 1, 2006	$4.75

(1)	Option vests with respect to 1/4 of the shares on the first anniversary of the Vesting Commencement Date and with respect to 1/48 of the shares (1/36 of the unvested shares as of the first anniversary) at the end of each calendar month after the first anniversary of the Vesting Commencement Date, subject to Continuous Service of the option holder.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
By:	/s/ Carrie E. Carlander
	Name:	Carrie E. Carlander
	Title:	Chief Financial Officer, Vice President Finance, and Treasurer
February 6, 2006